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                                                                      EXHIBIT 99

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                                  NEWS RELEASE

 FOR FURTHER INFORMATION AT HEALTHDYNE INFORMATION ENTERPRISES, INC. ("HIE")
      CONTACT: JOE BLESER, CHIEF FINANCIAL OFFICER AT (770) 423-8451 OR
                         INTERNET:JOE.BLESER@HIE.COM

                   HIE OBTAINS OPTION TO ACQUIRE AFFILIATE

     MARIETTA, GA, NOVEMBER 13, 1996 - Healthdyne Information Enterprises, Inc. ("HIE" or the "Company", Nasdaq National Market: HDIE) today announced that it has entered into an agreement in principle for an option to acquire the remaining 36% equity ownership interest in Criterion Health Strategies, Inc. ("CHS"), a Nashville-based affiliate that provides healthcare enterprise management software tools and services.

     HIE currently holds a promissory note convertible into a 32% equity ownership interest in CHS and has entered into a previously announced agreement in principle with Massey Burch Capital Corp. ("Massey Burch") for an option to acquire for stock an additional 32% equity ownership interest in CHS. Of the remaining 36% equity ownership interest in CHS on a fully diluted basis, 26% is held by two CHS executive officers and 10% is reserved for issuance under CHS stock options grants of which 6.5% are outstanding.

     Under the terms of today's announcement, the agreement in principle between HIE and the two CHS executive officers provides an option at no cost to HIE for HIE to acquire the 26% equity ownership interest in CHS held by the two CHS executive officers for 240,000 shares of HIE's common stock and to convert the 10% equity ownership interest reserved for CHS stock options to a HIE tandem stock option program. The agreement in principle further provides that this option, if exercised, must be exercised simultaneously with the Massey Burch option, which is exercisable between December 31, 1996 and June 30, 1997, and that the two CHS executive officers will periodically vest in an increasing ownership interest percentage of the 240,000 shares of HIE common stock through June 30, 1999.

     Brenton L. Teveit, President and Chief Executive Officer of CHS, stated that "We are excited about the initial reaction of the market place to our
enterprise management software tools developed over the past two years.   We
believe that CHS can maximize its growth potential by being an integral part of HIE's comprehensive information solution for the emerging integrated healthcare delivery networks ("IDNs")."

     Darrell Young, HIE's President and Chief Executive Officer, stated that "CHS' enterprise management software tools complement HIE's suite of open architecture, core


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software tools, which are capable of creating the next generation of clinical information systems needed by IDNs to survive and prosper in the evolving managed patient care environment. HIE intends to exercise these options to increase its equity ownership interest in CHS when CHS' projected operating results would enhance HIE's projected operating results."

     HIE is an international provider of healthcare clinical information solutions and services to integrated healthcare delivery networks and other healthcare providers in the United States, Canada, the United Kingdom, Germany and Australia.

     This press release contains forward-looking statements that involve a number of risks and uncertainties. The transactions contemplated by the agreements in principle referred to above are subject to negotiation and execution of definitive agreements and other customary conditions. There can be no assurance that definitive agreements will be entered into or, even if entered into, that the transactions will be consummated as described above. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are competitive pressures, the mix of software and service revenue, the mix of direct and indirect sales, changes in pricing policies, undetected errors or bugs in software, delays in product development, lower-than-expected demand for the Company's solutions, business conditions in the IDN market, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

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